As filed with the Securities and Exchange Commission on March 4, 2003

                                                     Registration No. 333-101150
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                   KROLL INC.
             (Exact name of registrant as specified in its charter)

                               DELAWARE 31-1470817
      (State or Other Jurisdiction of (I.R.S. Employer Identification No.)
                         Incorporation or Organization)

                                   -----------
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   -----------

                              Michael G. Cherkasky
                      President and Chief Executive Officer
                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                   Copies to:

                             Sabrina H. Perel, Esq.
                       Vice President and General Counsel
                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022

                                      -and-

                             Peter S. Kolevzon, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                              (212) 715-8000 (Fax)
                                   ----------

      Approximate date of commencement of proposed sale to the public: at such time or times after the effective date of this Registration Statement as the selling security holders may determine.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

Subject to Completion. Dated March 4, 2003

                                   PROSPECTUS

                                   KROLL INC.

o This prospectus relates to the public offering from time to time by the persons described on page 2 below of up to 5,400,000 shares of Kroll Inc.'s common stock.

o Kroll's common stock is quoted on the Nasdaq National Market under the symbol "KROL". The last reported sale price of the common stock on March 3, 2003 was $17.80 per share. Kroll's principal executive offices are located at 900 Third Avenue, New York, New York 10022, and its telephone number is (212) 593-1000.

o Any selling security holder may sell the common stock on the Nasdaq National Market or in privately negotiated transactions, whenever he or it decides and at the price he or it sets. The price at which any of the shares of common stock are sold and the commissions paid, if any, may vary from transaction to transaction. Kroll will not receive any proceeds from the sale of these shares.

o This investment involves a high degree of risk. You should carefully consider the risk factors referred to herein on page 2 before you decide to invest.

      The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March ___, 2003.

                                  RISK FACTORS

      The section entitled "Risk Factors" contained in Kroll's Current Report on Form 8-K/A dated September 6, 2002, is incorporated herein by reference.

                                 USE OF PROCEEDS

      The selling security holders are selling all the shares of common stock covered by this prospectus for their own account. Kroll will not receive any proceeds from the sale of shares of common stock by the selling security holders.

                            SELLING SECURITY HOLDERS

      On September 5, 2002, Kroll completed its acquisition of all of the equity interests of Zolfo Cooper, LLC and Zolfo Cooper Holdings, Inc. and their respective subsidiaries ("Zolfo Cooper") (now Kroll Zolfo Cooper) from the selling security holders.

      For a detailed description of Kroll's acquisition of Zolfo Cooper, see Kroll's Current Report on Form 8-K/A dated September 6, 2002, which description is incorporated herein by reference. Stephen F. Cooper, Michael E. France, Leonard LoBiondo, the three former principal owners of Zolfo Cooper, currently serve as officers of Kroll Zolfo Cooper.

      Of the shares of common stock covered by this prospectus, a total of 2,900,000 shares were issued to Messrs. Cooper, France and LoBiondo and to Zolfo Cooper Acquisition, LLC on January 15, 2003 as partial payment for their sale of Zolfo Cooper to Kroll. The issuance of these shares was not subject to any conditions. On February 19, 2003, Zolfo Cooper Acquisition, LLC distributed a total of 197,846 shares to Frank R. Budetti, Scott W. Winn, Steven Panagos, Kevin M. Golmont, Sal LoBiondo and Alexander Sorokin, the members of Zolfo Cooper Acquisition, LLC. The remaining 2,500,000 shares covered by this prospectus will be issued to Messrs. Cooper, France and LoBiondo and to Zolfo Cooper Acquisition, LLC in subsequent years upon the attainment of certain operating profit targets described in Kroll's Current Report on Form 8-K/A dated September 6, 2002. The issuance of these remaining shares is not subject to any conditions within the control of the selling security holders.

      The table below sets forth information, assuming the issuance of all the shares covered by this prospectus, regarding the beneficial ownership of the shares of common stock by the selling security holders as of February 28, 2003. As used herein, "selling security holders" includes donees and pledgees selling shares of common stock received from the selling security holders after the date of this prospectus. "Selling security holders" also includes Messrs. Budetti, Winn, Panagos, Golmont, LoBiondo and Sorokin, who may after the date of this prospectus receive additional shares of common stock covered by this prospectus as a result of distributions from Zolfo Cooper Acquisition, LLC. The information regarding the selling security holders' beneficial ownership after this offering assumes that all the shares of common stock offered by this prospectus are sold.


                              Number of Shares Of         Common Stock
                           Common Stock Beneficially   Beneficially Owned
Selling Security Holders     Owned Before Offering       After Offering
------------------------   -------------------------   ------------------

Stephen F. Cooper                 2,398,424                     0
Michael E. France                 1,199,211                     0
Leonard LoBiondo                  1,199,211                     0
Zolfo Cooper                        405,308                     0
Acquisition, LLC                     12,500                     0
Frank R. Budetti                     12,500                     0
Scott W. Winn                        97,846                     0
Steven Panagos                       25,000                     0
Kevin M. Golmont                     25,000                     0
Sal LoBiondo                         25,000                     0
Alexander Sorokin

                              PLAN OF DISTRIBUTION

      The selling security holders and their successors and the members of Zolfo Cooper Acquisition, LLC who receive shares after the date of this prospectus as a distribution by Zolfo Cooper Acquisition, LLC, including their transferees, pledges or donees or their successors, may sell, transfer or otherwise dispose of the common stock, or interests in the common stock, directly to third parties or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or their successors or third parties. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      The common stock may be sold, transferred or disposed of in one or more transactions at fixed prices, which may be changed, at prevailing market prices at the time of disposition, at prices related to the prevailing market prices, at varying prices determined at the time of disposition, or at negotiated prices. The common stock may be sold, transferred or disposed of through distributions by underwriters on a firm commitment or best efforts basis; through purchases by a broker-dealer as principal and resale by that broker-dealer for its own account pursuant to this prospectus; through ordinary brokerage transactions in which the broker solicits purchasers; or otherwise with or without the participation of an underwriter or broker-dealer. These dispositions may be effected in transactions, which may include crosses or block transactions:

o on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

o    in the over-the-counter market;

o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

o through the writing of options, whether the options are listed on an options exchange or otherwise;

o    through the opening or closing of hedging transactions;

o    through the settlement of short sales;

o by pledge or by grant of a security interest to secure debts and other obligations; or

o    in any other transaction permitted by applicable law.

      In effecting sales, underwriters, broker-dealers or agents engaged by the selling stockholders may arrange for other underwriters, broker-dealers or agents to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

      The selling security holders or their successors may enter into hedging transactions with third parties, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders or their successors may also enter into short positions or other derivative transactions relating to the common stock, or interests in the common stock, deliver these securities, or interests in the common stock, to close out their positions, or loan or pledge the common stock, or interests in the common stock, to third parties that in turn may dispose of these securities.

      The aggregate proceeds to the selling security holders and their successors from the disposition of the common stock, or interests in the common stock, will be the net amount received less discounts and commissions and other expenses of the transaction, if any. Each of the selling security holders and their successors reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed disposition of common stock to be made directly or through agents. Kroll will not receive any of the proceeds from this offering.

      At the time an offer to sell common stock in an underwritten offering is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, broker-dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, the proposed selling price to the public and other factors material to the transaction. To the extent required, Kroll may supplement this prospectus or amend the registration statement of which this prospectus is a part from time to time to describe a specific plan of distribution.

      Kroll's common stock is quoted on the Nasdaq National Market under the symbol "KROL".

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      The selling security holders and their successors and any third parties that participate in the disposition of the common stock, or interests in the common stock, may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits they earn on the disposition of the securities may be underwriting discounts and commissions under the Securities Act. Selling security holders and their successors who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be disposed of under Rule 144 rather than pursuant to this prospectus.

      To the extent required, the specific common stock to be disposed of, the names of the selling security holders or their successors, the terms of a specific transaction, the names of any agent, dealer or underwriter, and any applicable commission or discounts with respect to a particular transaction will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

      Kroll entered into a registration rights agreement for the benefit of holders of the common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling security holders and Kroll and its directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. Kroll will pay substantially all of the expenses incurred by the selling security holders incident to the disposition of the common stock under this prospectus.

      Kroll has notified the selling security holders that they will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including, among others, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and their successors. Rule 102 under Regulation M provides, with some exceptions, that it is unlawful for the selling security holders or their affiliated purchasers to, directly or indirectly, bid for or purchase, or attempt to induce any person to bid for or purchase, for an account in which the selling security holders or affiliated purchasers have a beneficial interest, any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of the shares of common stock. To the extent required by law, Kroll may require the selling security holders, their successors and their brokers if applicable, to provide a letter that acknowledges compliance with Regulation M under the Exchange Act before authorizing the transfer of the selling security holders' shares of common stock.

                                  LEGAL MATTERS

      The legality of the shares of common stock being offered by this prospectus has been passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York.

      Mr. Thomas E. Constance, a director of Kroll, is a partner of Kramer Levin Naftalis & Frankel LLP, which provides legal services to Kroll.

                                     EXPERTS

      The consolidated financial statements as of December 31, 2001 and for the year ended December 31, 2001, of Kroll Inc. incorporated in this prospectus by reference from Kroll's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      Kroll's consolidated financial statements as of December 31, 2000 and for each of the two years then ended incorporated by reference in this prospectus by reference from Kroll's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Kroll has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to Kroll's naming it in the registration statement of which this prospectus forms a part as having certified Kroll's consolidated financial statements for the year ended December 31, 2000 as required by Section 7 of the Securities Act of 1933, and Kroll has dispensed with the requirement to file its consent in reliance on Rule 437a promulgated under the Securities Act. As a result, your ability to assert claims against Arthur Andersen may be limited. Since Kroll has not been able to obtain the written consent of Arthur Andersen, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

      The combined financial statements of Zolfo Cooper, LLC at December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 incorporated in this prospectus by reference from Kroll's Current Report on Form 8-K/A dated September 6, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Ontrack Data International, Inc. incorporated in this prospectus by reference from Kroll's Registration Statement on Form S-3 dated September 5, 2002 (Registration No.: 333-99203) have been audited by Grant Thornton LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      Kroll files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Kroll.

                             INCORPORATION BY REFERENCE

      The SEC allows Kroll to "incorporate by reference" the documents that it files with the SEC. This means that Kroll can disclose important information to you by referring you to those documents. Any information Kroll incorporates in this manner is considered part of this prospectus; however, to the extent that there are any inconsistencies between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus shall be deemed to update and supersede the earlier information. Any information Kroll files with the SEC after the date of this prospectus and until the offering is completed will automatically update and supersede the information contained in this prospectus.

      Kroll incorporates by reference the following documents that it has filed with the SEC and any filings that it will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     o    Kroll's Annual Report on Form 10-K for the year ended December 31,
          2001;

     o Kroll's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

     o Kroll's Current Reports on Form 8-K filed on March 1, 2002, April 4, 2002, June 28, 2002, July 9, 2002, August 27, 2002 and September 6,
          2002 and its Current Reports on Form 8-K/A filed on September 6, 2002; September 13, 2002, September 25, 2002 and October 17, 2002;

     o Kroll's Amendment No. 2 to its Registration Statement on Form S-3 filed on October 11, 2002 (Registration No.: 333-99203); and

     o Kroll's Joint Proxy Statement/Prospectus contained in our Registration Statement on Form S-4 dated May 10, 2002.

      We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: Kroll Inc., Attention: Sabrina H. Perel, Secretary, 900 Third Avenue, New York, New York 10022, telephone number:
(212) 593-1000.

      Kroll is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Kroll has not authorized anyone to provide you with, and you should not rely on, information other than that which is in this prospectus, any prospectus supplement or which is incorporated in this prospectus by reference.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by Kroll except as otherwise indicated.

      SEC Registration Fee (actual)..................................$10,092.49
      Printing and engraving fees and expenses.......................$     0.00
      Legal fees and expenses........................................$15,000.00
      Accounting fees and expenses...................................$10,000.00
      Miscellaneous..................................................$   907.51
                                                                     ----------
Total................................................................$36,000.00

Item 15.  Indemnification of Directors and Officers.

      The Amended and Restated Certificate of Incorporation (the "Certificate") of Kroll Inc. (the "Company") limits the liability of directors to the Company and its stockholders to the fullest extent permitted by Delaware General Corporation Law (the "Delaware Law"). Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Company or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     o under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     o for any transaction from which the director derived an improper personal benefit.

      The Certificate provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the Delaware Law. Subject to limited exceptions, we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our Certificate, our amended and restated bylaws or agreements. We are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred are not exclusive.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

      The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated in this registration statement by reference to a prior filing of Kroll Inc. under the Securities Act or the Securities Exchange Act of 1934, as amended, as indicated in parenthesis:

Exhibit
Number            Description
-------           -----------

2 Purchase Agreement, by and between the Registrant, the members of Zolfo Cooper, LLC and the stockholders of Zolfo Cooper Holdings, Inc. (previously filed as Exhibit 2 to the Registrant's Current Report on Form 8-K/A as filed with the Securities and Exchange Commission on September 6, 2002 (the "8-K/A") and incorporated by reference herein).

4.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (Reg. No 222-75972), as filed with the Securities and Exchange Commission on May 3, 2002 (the "Post-Effective Amendment") and incorporated by reference herein).

4.2         Amended and Restated By-laws of the Registrant (previously filed as
            Exhibit 3.5 to the Post-Effective Amendment and incorporated by reference herein).

4.3 Registration Rights Agreement, by and between the Registrant, the members of Zolfo Cooper, LLC and the stockholders of Zolfo Cooper Holdings, Inc. (previously filed as Exhibit 4.1 to the 8-K/A and incorporated by reference herein).

5.1         Opinion of Kramer Levin Naftalis & Frankel LLP.*

23.1        Consent  of Kramer  Levin  Naftalis  & Frankel  LLP  (included  in
            Exhibit 5.1).*

23.2        Consent of Deloitte & Touche LLP.**

23.3        Consent of Deloitte & Touche LLP.**

23.4        Consent of Grant Thornton LLP.**

24.1 Power of Attorney (included on the signature page of this Registration Statement).*

*  previously filed.
** filed herewith.

Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

      (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 14, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 4th day of March, 2003.

                                    KROLL INC.

                                    By: /s/ Michael G. Cherkasky
                                       -----------------------------
                                    Name:  Michael G. Cherkasky
                                    Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title(s)                     Date
     ---------                          --------                     ----

/s/ Jules B. Kroll                 Executive Chairman of          March 4, 2003
----------------------             the Board
Jules B. Kroll

/s/ Michael G. Cherkasky           President, Chief               March 4, 2003
----------------------             Executive Officer and
Michael G. Cherkasky               Director
                                   (Principal Executive
                                   Officer)

/s/ Steven L. Ford                 Chief Financial                March 4, 2003
----------------------             Officer, Executive
Steven L. Ford                     Vice President and
                                   Controller (Principal
                                   Financial and
                                   Accounting Officer)

        *                          President of                   March 4, 2003
----------------------             Technology Services
Ben F. Allen                       Group and Director

        *                          Director                       March 4, 2003
----------------------
Judith Areen

        *                          Director                       March 4, 2003
----------------------
Peter A. Cohen

        *                          Director                       March 4, 2003
----------------------
Thomas E. Constance

        *                          Director                       March 4, 2003
----------------------
Raymond E. Mabus

        *                          Executive Vice                 March 4, 2003
----------------------             President and Director
Michael D. Shmerling

        *                          Director                       March 4, 2003
----------------------
J. Arthur Urciuoli


/s/ Jules B. Kroll
----------------------
*By Jules B. Kroll,
Attorney-in-Fact

                                  Exhibit Index

Exhibit
Number            Description
-------           -----------

2 Purchase Agreement, by and between the Registrant, the members of Zolfo Cooper, LLC and the stockholders of Zolfo Cooper Holdings, Inc. (previously filed as Exhibit 2 to the Registrant's Current Report on Form 8-K/A as filed with the Securities and Exchange Commission on September 6, 2002 (the "8-K/A") and incorporated by reference herein).

4.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (Reg. No 222-75972), as filed with the Securities and Exchange Commission on May 3, 2002 (the "Post-Effective Amendment") and incorporated by reference herein).

4.2         Amended and Restated By-laws of the Registrant (previously filed as
            Exhibit 3.5 to the Post-Effective Amendment and incorporated by reference herein).

4.3 Registration Rights Agreement, by and between the Registrant, the members of Zolfo Cooper, LLC and the stockholders of Zolfo Cooper Holdings, Inc. (previously filed as Exhibit 4.1 to the 8-K/A and incorporated by reference herein).

5.1         Opinion of Kramer Levin Naftalis & Frankel LLP.*

23.1        Consent  of Kramer  Levin  Naftalis  & Frankel  LLP  (included  in
            Exhibit 5.1).*

23.2        Consent of Deloitte & Touche LLP.**

23.3        Consent of Deloitte & Touche LLP.**

23.4        Consent of Grant Thornton LLP.**

24.1 Power of Attorney (included on the signature page of this Registration Statement).*

*  previously filed.
** filed herewith.